SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2002

ECOMETRY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	0-25297	65-0090038

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South Congress Avenue, Delray Beach, Florida 33445-6368

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 265-2700

Not Applicable

(Former Name or Former Address; if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On January 25, 2002, Ecometry Corporation, a Florida corporation (the “Company”), Citrus Merger Corp., a Florida corporation (“Acquisition Sub”), Syngistix, Inc., a Delaware corporation (“Parent”), and for limited purposes only, Core Technology Fund IV, LLC, entered into an Agreement and Plan of Merger (the “Syngistix Merger Agreement”) pursuant to which Acquisition Sub will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”). Pursuant to the terms and subject to the conditions of the Syngistix Merger Agreement, each share of common stock, $.01 par value per share, of the Company (“Common Stock”) outstanding at the effective time of the Merger (other than shares held by the Company, its Subsidiary, Parent or Acquisition Sub) will be converted into the right to receive $2.90 in cash. The transaction is subject to a number of conditions, including approval of the Merger by holders of a majority of the outstanding Company Common Stock and the consummation of the financing arrangements with Core Technology Fund IV, LLC and The Roser Partnership III, SBIC LP for $10 million (the commitment for which has been obtained), and other customary conditions.

     In order to induce Parent to make an offer to acquire the Company, SG Merger Corp., a Florida corporation (“SG”), the Company, Wilburn W. Smith and Allan J. Gardner entered into an Amendment and Waiver to Agreement and Plan of Merger dated as of January 25, 2002 (the “Amendment”). The Amendment amends the Agreement and Plan of Merger dated as of October 25, 2001 (the “SG Merger Agreement”) by and among the Company, SG, and with respect to Section 5.2(c) only, Wilburn Smith and Allan J. Gardner. The Amendment provides, among other items, that the Company’s entering into the Syngistix Merger Agreement shall not constitute a breach of the SG Merger Agreement and shall not give SG the right to terminate the SG Merger Agreement or to collect the termination fee provided for in the SG Merger Agreement until consummation of the Syngistix merger. However, the Company shall pay to SG its reasonably documented fees and expenses incurred through January 25, 2002 in connection with the SG Merger Agreement. Any such fees and expenses shall be deducted from any termination fee payable to SG upon consummation of the Syngistix merger.

     The Amendment further provides that the SG Merger Agreement will terminate immediately prior to the consummation by the Company of a merger with Syngistix and any portion of the termination fee not previously paid to SG as described above shall become due and payable immediately thereafter. If, however, the Syngistix Merger Agreement is terminated for any reason other than the closing of the transactions contemplated by the Syngistix Merger Agreement, the SG Merger Agreement would remain in effect and SG would not be entitled to the remaining portion of the termination fee if the merger with SG was consummated. In addition, the Amendment amends the SG Merger Agreement by extending the date by which the merger with SG must be consummated from February 28, 2002 to July 31, 2002.

     Pursuant to the Amendment, Messrs. Smith and Gardner have agreed that at any meeting of stockholders of the Company, or any solicitation of written consents, during the period from January 25, 2002 through May 31, 2002, they will vote in favor of, or consent to, the approval of the Syngistix Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Syngistix Merger Agreement. In addition, Messrs. Smith and Gardner have agreed to deliver an irrevocable proxy to Parent to vote such shares in favor of the approval of the Merger and the Syngistix Merger Agreement.

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     The preceding is qualified in its entirety by reference to the Syngistix Merger Agreement, and the Amendment, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and which are incorporated herein by reference. In addition, a copy of the press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Not applicable

     (b)  PRO FORMA FINANCIAL INFORMATION.

     Not applicable

     (c)  EXHIBITS.

2.1	Agreement and Plan of Merger, dated as of January 25, 2002, among Ecometry Corporation, Citrus Merger Corp., Syngistix, Inc. and for purposes of Section 7.6(b)(i) only: Core Technology Fund IV, LLC.

2.2	Amendment and Waiver to Agreement and Plan of Merger, dated as of January 25, 2002, by and among SG Merger, Ecometry Corporation, Wilburn W. Smith and Allan J. Gardner.

99.1	Press Release of Ecometry Corporation issued on January 28, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2002	ECOMETRY CORPORATION

By: /s/ MARTIN K. WEINBAUM

Martin K. Weinbaum Vice President Finance and Chief Financial Officer

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